                                                               Exhibit 99(h)(20)


PFPC Inc.
(formerly First Data Investor Services Group, Inc.)
One Exchange Place
Boston, MA 02109


Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of June 19, 1995, as amended (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder International NetNet Fund (the "New Portfolio").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                              Very truly yours,

                              The Munder Funds, Inc.

                              By:/s/ Terry H. Gardner
                                 --------------------


                              Accepted:

                              PFPC Inc.
                              (formerly First Data Investor Services Group,
                              Inc.)

                              By:/s/ Debralee Goldberg
                                 ---------------------


Date:  February 14, 2000